Exhibit 99.1

Digital River Announces Third Quarter Financial Results

MINNEAPOLIS--(BUSINESS WIRE)--October 28, 2008--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, reports its third quarter financial results.

Third Quarter and Nine Months Ended Sept. 30, 2008

GAAP Results

Third quarter revenue totaled $96.3 million, an increase of 16.7 percent from $82.5 million during the same period in 2007.

For the nine months ended Sept. 30, 2008, Digital River reported revenue of $298.3 million. This represents an 18.2 percent increase from revenue of $252.4 million in the similar period of the prior year.

Third quarter GAAP net income was $15.6 million, or $0.39 per diluted share, and compared to GAAP net income of $15.3 million, or $0.35 per diluted share, in the third quarter of 2007.

For the nine months ended Sept. 30, 2008, GAAP net income was $47.1 million, or $1.15 per diluted share. This compared to GAAP net income of $50.5 million, or $1.12 per diluted share, in the similar period of 2007.

Non-GAAP Results

Third quarter non-GAAP net income was $19.2 million, or $0.46 per diluted share. This compared to non-GAAP net income of $19.9 million, or $0.44 per diluted share, in the third quarter of 2007.

Non-GAAP net income for the first nine months of 2008 was $58.5 million, or $1.39 per diluted share. This compared to non-GAAP net income of $65.5 million, or $1.42 per diluted share, in the similar period of 2007.

Non-GAAP net income is computed by starting with GAAP pre-tax income as reported on the Company’s statement of income, then adding back amortization of acquisition-related intangibles and stock-based compensation expense, to calculate non-GAAP pre-tax income. This amount is then taxed at 27 percent to arrive at non-GAAP net income through the third quarter of 2008. This amount is then divided by fully-diluted GAAP shares outstanding, which includes shares underlying the Company’s convertible senior notes, to derive non-GAAP diluted net income per share. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

“Our third quarter results were tempered by a combination of factors, including the sharp strengthening of the dollar and a sudden decline in consumer spending beginning in mid-September. However, given the rapid developments in the macro economy, we were pleased with our ability to manage expenses, while executing against our business plan,” said Joel Ronning, Digital River’s CEO. “During the quarter, we continued to make solid progress expanding in our primary markets, including software, consumer electronics and games. With a solid balance sheet, strong cash flow and a track record of profitability, we remain confident in our long-term growth prospects.”

2008 Guidance

Forward-looking guidance for the quarter ending Dec. 31, 2008, is as follows:

Fourth Quarter

  Revenue of approximately $94 - $97 million;
  GAAP diluted net income per share of $0.34 - $0.39, assuming a 27.5 percent tax rate; and
  Non-GAAP diluted net income per share of $0.43 - $0.48, assuming a 27 percent tax rate.

Full Year

Forward-looking guidance for the period ending Dec. 31, 2008, is as follows:

  Revenue of approximately $392 - $395 million;
  GAAP diluted net income per share of $1.49 - $1.53, assuming a 26.3 percent tax rate; and
  Non-GAAP diluted net income per share of $1.82 - $1.86, assuming a 27 percent tax rate.

Digital River will hold a conference call today at 4:45 p.m. EDT to discuss third quarter financial results. A live webcast of the conference call can be accessed from http://www.digitalriver.com/2008/q3earnings/. Alternatively, a live broadcast of the call may be heard by using conference ID # 68370474 and dialing (888) 218-6314 inside the United States or Canada, or by calling (706) 634-9714 from international locations. A webcast replay of the call will be archived on Digital River’s corporate Web site.

About Digital River, Inc.

Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software publishers, consumer technology manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The Company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices in major U.S. cities as well as Cologne, Germany; London, England; Shannon, Ireland; Luxembourg, Luxembourg; Stockholm, Sweden; Taipei, Taiwan; Tokyo, Japan; and Shanghai, China. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the Company’s operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; the variability of foreign exchange rates; our ability to successfully manage our business while undertaking significant internal investments; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the Company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2007. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time-to-time.

The forward-looking statements regarding fourth quarter and full year 2008 reflect Digital River’s expectations as of Oct. 28, 2008. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Balance Sheets	As of
	September 30,	December 31,
	2008	2007
Assets:
Current assets
Cash and cash equivalents	$345,249	$381,788
Short-term investments	149,907	315,636
Accounts receivable, net	54,699	64,914
Deferred income taxes	2,784	7,899
Prepaid expenses and other	17,438	4,577
Total current assets	570,077	774,814
Property and equipment, net	34,235	31,102
Goodwill	278,732	261,885
Intangible assets, net	35,454	32,382
Long-term investments	109,008	-
Deferred income taxes	15,606	15,606
Other assets	6,631	11,955
Total assets	$1,049,743	$1,127,744
Liabilities and stockholders' equity:
Current liabilities
Convertible senior notes	$195,000	$-
Accounts payable	181,033	180,386
Accrued payroll	17,345	12,704
Deferred revenue	12,289	10,384
Accrued acquisition liabilities	4,500	399
Other accrued liabilities	31,491	41,229
Total current liabilities	441,658	245,102
Non-current liabilities
Convertible senior notes	-	195,000
Other liabilities	11,377	11,362
Total non-current liabilities	11,377	206,362
Total liabilities	453,035	451,464
Stockholders' equity
Common stock	433	425
Treasury stock at cost	(215,952)	(77,707)
Additional paid-in capital	617,087	597,128
Retained earnings	172,637	125,501
Accumulated other comprehensive income	22,503	30,933
Stockholders' equity	596,708	676,280
Total liabilities and stockholders' equity	$1,049,743	$1,127,744

Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Condensed Consolidated Statement of Income

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue	$96,301	$82,539	$298,309	$252,397
Costs and expenses:
Direct cost of services	3,913	3,009	12,557	7,998
Network and infrastructure	10,552	7,983	31,136	22,812
Sales and marketing	35,419	32,945	114,396	99,927
Product research and development	12,993	10,170	38,737	27,057
General and administrative	9,861	9,055	30,939	28,711
Depreciation and amortization	4,047	3,120	11,838	9,269
Amortization of acquisition-related intangibles	2,001	1,611	6,347	5,964
Total costs and expenses	78,786	67,893	245,950	201,738
Income from operations	17,515	14,646	52,359	50,659
Interest income	4,513	7,831	15,057	23,977
Other expense, net	(1,387)	(303)	(3,789)	(1,449)
Income before income tax expense	20,641	22,174	63,627	73,187
Income tax expense	5,007	6,875	16,491	22,689
Net income	$15,634	$15,299	$47,136	$50,498

Net income per share - basic	$0.43	$0.38	$1.27	$1.25
Net income per share - diluted	$0.39	$0.35	$1.15	$1.12
Shares used in per share calculation - basic	36,495	40,078	37,186	40,555
Shares used in per share calculation - diluted	41,620	45,386	42,203	46,099

Calculation of GAAP Diluted Net Income Per Share

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
GAAP net income	$15,634	$15,299	$47,136	$50,498
Add back debt interest expense and issuance cost amortization, net of tax benefit	435	434	1,304	1,304
Adjusted net income for GAAP EPS calculation	$16,069	$15,733	$48,440	$51,802

Net income per share - diluted	$0.39	$0.35	$1.15	$1.12
Shares used in per share calculation - diluted	41,620	45,386	42,203	46,099

Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Statements of Cash Flows
	Nine months ended September 30,
	2008	2007
Operating Activities:
Net income	$47,136	$50,498
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangibles	6,347	5,964
Change in accounts receivable allowance, net of acquisitions	632	628
Depreciation and amortization	11,838	9,269
Stock-based compensation expense	10,161	10,536
Excess tax benefits from stock-based compensation	(1,685)	(11,297)
Deferred and other income taxes	6,927	17,337
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	10,204	(8,373)
Prepaid and other assets	(7,819)	(1,652)
Accounts payable	1,310	810
Deferred revenue	1,789	1,782
Income tax payable	(10,289)	3,314
Other accrued liabilities	39	5,912
Net cash provided by operating activities	76,590	84,728

Investing Activities:
Purchases of investments	(460,549)	(228,342)
Sales of investments	516,108	197,645
Cash paid for acquisitions, net of cash received	(22,221)	(30,573)
Purchases of equipment and capitalized software	(15,169)	(9,752)
Net cash provided by/(used for) investing activities	18,169	(71,022)

Financing Activities:
Exercise of stock options	6,841	11,244
Sales of common stock under employee stock purchase plan	1,446	1,244
Repurchase of common stock	(137,858)	(62,968)
Repurchase of restricted stock to satisfy tax withholding obligation	(387)	(382)
Excess tax benefits from stock-based compensation	1,685	11,297
Net cash used for financing activities	(128,273)	(39,565)
Effect of exchange rate changes on cash	(3,025)	6,716
Net decrease in cash and cash equivalents	(36,539)	(19,143)
Cash and cash equivalents, beginning of period	381,788	390,243
Cash and cash equivalents, end of period	$345,249	$371,100

Cash paid for interest on Convertible Senior Notes	$2,438	$2,438

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)

Calculation of non-GAAP Diluted Net Income Per Share

	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2007	2007	2007	2007	2007

GAAP pre-tax income	$30,008	$21,005	$22,174	$29,888	$103,075
Add back: amortization of acquisition-related intangibles	2,746	1,607	1,611	1,622	7,586
Add back: stock-based compensation expense	3,476	3,649	3,411	3,206	13,742
Non-GAAP pre-tax income	36,230	26,261	27,196	34,716	124,403
Income tax expense @ 27%	9,782	7,090	7,343	9,373	33,588
Non-GAAP net income	$26,448	$19,171	$19,853	$25,343	$90,815

Non-GAAP net income per share - diluted	$0.57	$0.41	$0.44	$0.56	$1.98

Shares used in per share calculation - diluted	46,348	46,637	45,386	45,401	45,914

	Three months ended				Nine months ended
	March 31,	June 30,	September 30,		September 30,
	2008	2008	2008		2008
GAAP pre-tax income	$26,114	$16,872	$20,641		$63,627
Add back: amortization of acquisition-related intangibles	2,176	2,170	2,001		6,347
Add back: stock-based compensation expense	3,031	3,507	3,623		10,161
Non-GAAP pre-tax income	31,321	22,549	26,265		80,135
Income tax expense @ 27%	8,457	6,088	7,092		21,637
Non-GAAP net income	$22,864	$16,461	$19,173		$58,498

Non-GAAP net income per share - diluted	$0.53	$0.40	$0.46		$1.39

Shares used in per share calculation - diluted	43,506	41,647	41,620		42,203

Breakdown of stock-based compensation expense
	Three months ended				Nine months ended
	March 31,	June 30,	September 30,		September 30,
	2008	2008	2008		2008
Direct cost of services	$192	$247	$220		$659
Network and infrastructure	32	31	60		123
Sales and marketing	1,102	1,283	1,403		3,788
Product research and development	262	336	371		969
General and administrative	1,443	1,610	1,569		4,622
Total	$3,031	$3,507	$3,623		$10,161

Non-GAAP Guidance Reconciliation
	Q4 - 2008			FY - 2008
	Guidance			Guidance
	Low	High		Low	High
Expected GAAP net income per share - diluted	$0.34	$0.39		$1.49	$1.53
Add back amortization of acquisition-related costs	0.05	0.05		0.20	0.20
Add back stock-based compensation expense	0.09	0.09		0.33	0.33
Tax variability	(0.04)	(0.04)		(0.16)	(0.16)
Deduct impact of convertible senior notes	(0.01)	(0.01)		(0.04)	(0.04)
Expected non-GAAP diluted net income per share	$0.43	$0.48		$1.82	$1.86

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt, 952-540-3362
Vice President, Investor Relations
emerritt@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-253-8396
Senior Director, Public Relations
gdyrek@digitalriver.com